1 NYSE: STT July 15, 2025 Exhibit 99.3

2A Ex-notables is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 27. All comparisons are to corresponding prior year period unless otherwise noted. See note A below for a description of ex-notables presentation. Financial performance • Total revenue of $3.4B, up 8%; up 9% ex-notables; Fee revenue of $2.7B, up 11%; up 12% ex-notables • Total expenses of $2.5B, up 11%; up 6% ex-notables • Operating leverage of (341)bps; 241bps ex-notables; Fee operating leverage of (75)bps; 526bps ex-notables • Pre-tax margin of 26%; 30% ex-notables; ROE of 11%; 13% ex-notables; ROTCE of 17%; 19% ex-notables • EPS of $2.17, up 1%; $2.53, up 18% ex-notables Business momentum Investment Servicing • Record AUC/A of $49.0T at quarter-end; AUC/A wins of $1,093B and AUC/A yet to be installed of $4.0T1 • New servicing fee revenue wins of $145M primarily related to back office2 • Reported 2 new State Street Alpha® mandates; 3 Alpha clients went live in 2Q25, resulting in a total of 28 live clients to-date1 Investment Management • Record AUM of $5.1T at quarter-end with total net inflows of $82B, including record Institutional net inflows of $68B1 • Continued ETF momentum and market share gains in U.S. Low Cost ETF suite, as well as net inflows across Gold, SPY, EMEA, and U.S. Fixed Income1 • Continued product innovation with 39 new products launched in 2Q25 and 56 new products launched YTD Markets • Record quarterly FX trading volumes, up 17% Balance sheet and capital • Returned $517M to common shareholders, including $300M of share repurchases and $217M of declared dividends • Announced a planned 11% increase to 3Q25 per share quarterly common stock dividend to $0.84, subject to Board approval3 • CET1 ratio of 10.7% and State Street Bank and Trust LCR of 136% at quarter-end4,5 • Strong performance under Federal Reserve supervisory stress test, preliminary SCB maintained at 2.5% floor6

3 Repositioning charge of $100M • $100M related to Compensation and employee benefits primarily from workforce rationalization Client rescoping • Revenue impact: $(24)M Alpha-related client rescoping reflected in Front office software and data in Professional services • Expense impact: $18M Alpha-related client rescoping reflected in Information systems and communications Other notable items of $4M • $4M representing a revenue-related recovery of $3M associated with the settlement of proceeds from a 2018 FX benchmark litigation resolution reflected in FX trading services revenue, and a $1M release of a prior period notable item reflected in Other expenses A These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. ($M, except EPS data) 2Q24 1Q25 2Q25 Repositioning charge - - ($100) Client rescoping Revenue impact - - (24) Expense impact - - (18) Other notable items - - 4 Total notable items (pre-tax) - - ($138) Income tax impact from notable items - - (35) EPS impact - - ($0.36) QuartersA

Summary of 2Q25 financial results

Financial results

(GAAP; $M, except EPS data, or where otherwise noted)	Quarters			%Δ	
	2Q24	1Q25	2Q25	1Q25	2Q24
Revenue:					
Servicing fees	$1,239	$1,275	$1,304	2%	5%
Management fees	511	562	562	-	10
Foreign exchange trading services	336	362	431	19	28
Securities finance	108	114	126	11	17
Software and processing fees	214	225	230	2	7
Other fee revenue[B]	48	32	66	nm	38
Total fee revenue	**2,456**	**2,570**	**2,719**	**6**	**11**
Net interest income	**735**	**714**	**729**	**2**	**(1)**
Total revenue	**$3,191**	**$3,284**	**$3,448**	**5%**	**8%**
Provision for credit losses	10	12	30	nm	nm
Total expenses	**$2,269**	**$2,450**	**$2,529**	**3%**	**11%**
Net income before income taxes	$912	$822	$889	8%	(3)%
Net income	**$711**	**$644**	**$693**	**8%**	**(3)%**
Diluted earnings per share	**$2.15**	**$2.04**	**$2.17**	**6%**	**1%**
Return on average common equity	**11.9%**	**10.6%**	**10.8%**	**0.2%pts**	**(1.1)%pts**
Return on average tangible common equity[A]	**19.3%**	**16.4%**	**16.7%**	**0.3%pts**	**(2.6)%pts**
Pre-tax margin	**28.6%**	**25.0%**	**25.8%**	**0.8%pts**	**(2.8)%pts**
Tax rate	**22.1%**	**21.7%**	**22.0%**	**0.3%pts**	**(0.1)%pts**
Ex-notable items, non-GAAP[A]:					
Total revenue	*$3,191*	*$3,284*	*$3,469*	*6%*	*9%*
Total expenses	*$2,269*	*$2,450*	*$2,412*	*(2)%*	*6%*
Diluted earnings per share	*$2.15*	*$2.04*	*$2.53*	*24%*	*18%*
Return on average common equity	*11.9%*	*10.6%*	*12.5%*	*1.9%pts*	*0.6%pts*
Return on average tangible common equity	*19.3%*	*16.4%*	*19.4%*	*3.0%pts*	*0.1%pts*
Pre-tax margin	*28.6%*	*25.0%*	*29.6%*	*4.6%pts*	*1.0%pts*
Tax rate	*22.1%*	*21.7%*	*22.5%*	*0.8%pts*	*0.4%pts*

Key drivers

All comparisons are to corresponding prior year period unless otherwise noted. See note A below for a description of ex-notables presentation.

- Total revenue of **$3.4B**, up 8%; **up 9%** ex-notables
  - Fee revenue of **$2.7B**, up 11%; **up 12%** ex-notables reflecting broad-based strength across the franchise
  - NII of **$729M**, down (1)% primarily driven by lower average short-end rates and deposit mix shift, partially offset by continued loan growth and securities portfolio repricing
- Total expenses of **$2.5B**, up 11%; **up 6%** ex-notables which includes higher performance-based incentive compensation and other revenue-related costs (~2%pts), higher technology and infrastructure investments (~2%pts), and an impact from currency translation (~1%pts)

[A] Ex-notables is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures.

[B] Other fee revenue primarily consists of income from equity investments, certain tax-advantaged investments and market-related adjustments. Other fee revenue increased $18M YoY largely driven by higher equity investment income. Other fee revenue increased $34M QoQ largely due to higher equity investment income and fair value adjustments on equity investments.

4 STATE STREET

5 AUC/A ($T, as of period-end) 1 Market indices7 • Up 11% YoY and 5% QoQ mainly due to higher quarter-end market levels, flows, and the impact of currency translation • Up 17% YoY and 10% QoQ mainly driven by higher quarter-end market levels and net inflows AUM ($T, as of period-end) 1 +10% 2Q24 1Q25 2Q25 $4.4 $4.7 $5.1 +17% A Line items may not sum to total due to rounding. Refer to the Appendix included with this presentation for endnotes 1 to 27. +5% $44.3 $46.7 $49.0 2Q24 1Q25 2Q25 +11% 2Q25 vs. 2Q24 1Q25 Equity & Bond Indices (End of Period): S&P 500 14% 11% MSCI EAFE 15 11 MSCI EM 13 11 MSCI ACWI 14 11 Bloomberg Global Agg 9 5 Equity & Bond Indices (Daily Average): S&P 500 9% (3)% MSCI EAFE 8 5 MSCI EM 7 3 MSCI ACWI 9 (0) Bloomberg Global Agg 7 4 Volatility Indices (Daily Average): VIX 69% 27% JPM G7 FX 29 9 JPM EM FX 22 4

6 Servicing fees of $1,304M up 5% YoY and up 2% QoQ • Up 5% YoY primarily driven by higher average market levels, net new business, client activity, and the impact of currency translation, partially offset by normal pricing headwinds • Up 2% QoQ mainly due to higher average market levels, client activity, and the impact of currency translation Servicing fees ($M) 2Q25 performance 2Q24 3Q24 4Q24 1Q25 2Q25 $1,239 $1,266 $1,283 $1,275 $1,304 Business momentum • New 2Q25 servicing fee revenue wins of $145M, with the majority driven by back office2 – Trailing 12-month servicing fee revenue wins of $438M • $1,093B in new servicing AUC/A wins in 2Q25, with the majority from Asset Owners and Asset Managers1 – Reported ~$380B of new servicing AUC/A wins driven by Alpha +5% +2% Refer to the Appendix included with this presentation for endnotes 1 to 27. 2Q24 3Q24 4Q24 1Q25 2Q25 AUC/A ($B) 1 AUC/A wins $291 $466 $1,098 $182 $1,093 AUC/A to be installed 2,390 2,354 2,988 3,056 3,975 Servicing ($M) 2 Servicing fee rev. wins $72 $84 $154 $55 $145 Servicing fee rev. to be installed 276 288 346 356 444 Alpha # of mandate wins1 1 2 2 1 2 Live mandates to-date 23 23 25 25 28 Performance indicators

Management fees

Management fees ($M)



+10%
Flat
$511
$527
$576
$562
$562
2Q24
3Q24
4Q24
1Q25
2Q25

2Q25 performance

Management fees of $562M up 10% YoY and flat QoQ

- Up 10% YoY driven by higher average market levels and net inflows from prior periods
- Flat QoQ as higher day count and performance fees were offset by lower average market levels and mix shift
- Investment Management 2Q25 pre-tax margin of 33%

Performance indicators ($B)[1]

	2Q24	3Q24	4Q24	1Q25	**2Q25**
AUM	$4,369	$4,732	$4,715	$4,665	**$5,117**
Net flows (QoQ)	(6)	100	64	(13)	**82**

Business momentum[1]

- **Strategic partnership**: Strategic investment in **smallcase**, a wealth technology platform based in India
- **ETF:** Continued momentum and market share gains in U.S. Low Cost ETF suite, as well as net inflows across Gold, SPY, EMEA, and U.S. Fixed Income, which contributed to ETF franchise record AUM of $1.7T
- **Institutional:** Record quarterly net inflows of $68B contributing to Institutional franchise record AUM of $2.9T; continued strength in U.S. Defined Contribution
- **Cash:** Net inflows of $3B into Money Market funds

Refer to the Appendix included with this presentation for endnotes 1 to 27.

7 STATE STREET

FX trading services and Securities finance

FX trading services[8]
(Ex-notable items, non-GAAP, $M)[A]



+27%
+18%
$336
$359
$360
$362
$428
2Q24
3Q24
4Q24
1Q25
2Q25

Securities finance ($M)



+17%
+11%
$108
$116
$118
$114
$126
2Q24
3Q24
4Q24
1Q25
2Q25

2Q25 performance
(Ex-notable items, non-GAAP)[A]

FX trading services of $428M[8]

- Up 27% YoY and 18% QoQ primarily driven by higher volumes and higher spreads associated with an increase in FX volatility

Securities finance of $126M

- Up 17% YoY largely driven by higher client lending balances, partially offset by lower Prime Services spreads
- Up 11% QoQ primarily due to higher client lending balances and higher Agency spreads

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 27.

8
STATE STREET

9 2Q24 3Q24 4Q24 1Q25 2Q25 New bookings10 $3 $10 $48 $9 $6 ARR11 345 356 375 373 379 Uninstalled revenue backlog12 99 100 134 137 143 Software and processing fees9 (Ex-notable items, non-GAAP, $M)A Performance indicators ($M) • 2Q25 ARR increased ~10% YoY driven by continued SaaS client conversions and implementations11 • Professional services and Software-enabled revenue combined increased 10% YoY and 7% QoQ Business momentum (Ex-notable items, non-GAAP)A Professional services Software- enabled (incl. SaaS)13 On-premises13 +13% +19% Lending related and other fees 62 62 62 67 61 101 106 109 110 107 29 29 44 24 36 18 42 20 48 2Q24 8 3Q24 4Q24 1Q25 2Q25 $214 $208 $259 $225 $254 nm 24% YoY % 6% (2)% $152 $146 $197 $158 $193 Front office software and data14,15 YoY +27% QoQ +22% Software & processing fees of $254M up 19% YoY and 13% QoQ9 • Front office software and data of $193M up 27% YoY and 22% QoQ14,15 • Lending related and other fees of $61M 2Q25 performance (Ex-notable items, non-GAAP)A A These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 27.

10 NII ($M) 16 Average balance sheet highlights ($B) A A Line items are rounded. Refer to the Appendix included with this presentation for endnotes 1 to 27. 2Q24 3Q24 4Q24 1Q25 2Q25 Total assets $306 $315 $327 $337 $354 Cash17 91 90 94 97 102 Investment portfolio 105 107 105 110 112 Duration (EOP) 18 2.5 2.5 2.2 2.1 2.0 Loans19 39 40 42 44 45 Total deposits $221 $225 $237 $243 $261 NIM16 (FTE, %) 1.13% 1.07% 1.07% 1.00% 0.96% 2Q24 3Q24 4Q24 1Q25 2Q25 $735 $723 $749 $714 $729 • Assets increased 16% YoY and 5% QoQ primarily due to an increase in total deposits • Loan growth of 17% YoY and 4% QoQ driven by strong client demand • Deposits increased 18% YoY and 7% QoQ mainly driven by growth in interest-bearing balances, partially offset by a reduction in non- interest-bearing deposits NII of $729M down (1)% YoY and up 2% QoQ • Down (1)% YoY primarily driven by lower average short-end rates and deposit mix shift, partially offset by continued loan growth and securities portfolio repricing • Up 2% QoQ supported by higher non-U.S. deposit balances, securities portfolio repricing and loan growth, partially offset by lower average short-end rates Average assets and liabilities2Q25 performance +2% -1%

Expenses

Expenses
(Ex-notable items, non-GAAP, $M)[A]


+6%
-2%
YoY %
$2,269
$2,450
$2,412
Comp. & benefits[20]
1,099
1,262
1,180
7%
Info. sys.
454
497
505
11%
Tran. processing
250
258
260
4%
Occupancy
106
103
105
(1)%
Other[20,21]
360
330
362
1%
2Q24
1Q25
2Q25

	2Q24	1Q25	2Q25	
GAAP Expenses	$2,269	$2,450	$2,529	YoY +11% QoQ +3%
Headcount	52,568	52,711	52,014	YoY -1% QoQ -1%

2Q25 performance
(Ex-notable items, non-GAAP)[A]

Expenses of $2,412M up 6% YoY and down (2)% QoQ

- **Compensation and employee benefits of $1,180M**[20]
  - Up 7% YoY with approximately half of the increase due to higher performance-based incentive compensation, as well as merit increases and the impact of currency translation, partially offset by productivity and other savings
  - Down (6)% QoQ primarily driven by the absence of seasonal expenses, partially offset by higher performance-based incentive compensation and the impact of currency translation[B]
- **Information systems and communications of $505M**[20]
  - Up 11% YoY and 2% QoQ largely related to higher technology and infrastructure investments, partially offset by vendor savings
- **Transaction processing services of $260M**
  - Up 4% YoY mainly from higher sub-custody costs driven by higher market levels
  - Up 1% QoQ primarily driven by higher broker fees and the impact of currency translation, partially offset by lower market data costs
- **Occupancy of $105M**
- **Other of $362M**[20,21]
  - Up 10% QoQ largely reflecting higher marketing costs and episodic client-related costs

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. [B] 1Q25 includes $155M of seasonal deferred incentive compensation expenses.
Refer to the Appendix included with this presentation for endnotes 1 to 27.

11

STATE STREET

Capital and liquidity

Capital (%, as of period-end)[4]

CET1 ratio (Standardized)



11.2%
11.6%
10.9%
11.0%
10.7%
10-11%
STT Target Range
1.0%
2.5%
4.5%
8.0%
G-SIB surcharge
SCB[22]
Minimum ratio
2Q24
3Q24
4Q24
1Q25
2Q25
Requirement

Tier 1 leverage ratio



5.3%
5.5%
5.2%
5.5%
5.3%
5.25-5.75%
STT Target Range
4.0%
Minimum ratio
2Q24
3Q24
4Q24
1Q25
2Q25
Requirement

Supplementary leverage ratio



6.3%
6.4%
6.2%
6.5%
6.3%
5.0%
2.0%
3.0%
eSLR buffer[26]
Minimum ratio
2Q24
3Q24
4Q24
1Q25
2Q25
Requirement

Refer to the Appendix included with this presentation for endnotes 1 to 27.

Capital and liquidity metrics

	2Q24	1Q25	2Q25
Capital Return ($M)			
Declared common dividends	$207	$220	**$217**
Common share repurchases	200	100	**300**
Total capital return	407	320	**517**
Capital ($B)			
CET1 capital	$13.3	$14.4	**$14.8**
Tier 1 capital	15.8	17.9	**18.4**
RWA / Leverage ($B)			
Risk weighted assets (Standardized)	$119	$130	**$138**
Adjusted average assets (Tier 1)[23]	297	329	**345**
Leverage exposure (SLR)[24]	252	277	**292**
Liquidity (%)			
State Street Bank and Trust LCR[5]	134%	139%	**136%**

2Q25 commentary

- Capital return of $517M to common shareholders; total payout ratio of 82%[25]
- Announced a planned 11% increase to 3Q25 per share quarterly common stock dividend to $0.84 per share, subject to Board approval[3]
- 2Q25 standardized CET1 ratio at quarter-end of 10.7% decreased 0.3%pts QoQ primarily due to higher RWA from business deployment and continued capital return, partially offset by capital generated from earnings
- 2Q25 Tier 1 leverage ratio of 5.3% decreased 0.2%pts QoQ mainly driven by higher average balance sheet levels and continued capital return, partially offset by capital generated from earnings

12

STATE STREET

13

14 2Q25 line of business performance 15 Preferred stock dividends 16 Reconciliation of notable items 17 Reconciliation of constant currency impacts 18 Endnotes & other information 19 Forward-looking statements 21 Non-GAAP measures 22 Definitions 23

15 State StreetAInvestment Servicing Total revenue 730 726 1,894 2,118 2Q24 2Q25 $2,624M $2,844M Pre-tax income Fee revenue NII Pre-tax margin 28.0% 28.8% +0.8%pts YoY % ∆ +12% -1% +8% +12% Investment Management Total revenueB 2Q24 2Q25 $567M $625M Pre-tax income Pre-tax margin 31.6% 33.3% +1.7%pts 2Q24 2Q25 $179M $208M YoY % ∆ +10% +16% Total revenue ex-notable itemsC 735 729 2,456 2,740 2Q24 2Q25 $3,191M $3,469M Pre-tax income ex-notable itemsC Fee revenue NII Pre-tax margin 28.6% 29.6% +1.0%pts YoY % ∆ +12% -1% +9% +13% A State Street includes line of business results from Investment Servicing, Investment Management, and Other. Refer to the Addendum for further line of business information. B 2Q24 and 2Q25 Total revenue includes $5M and $3M in NII, respectively. C These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. 2Q24 2Q25 $734M $819M 2Q24 2Q25 $912M $1,027M

16Refer to the Appendix included with this presentation for endnotes 1 to 27. FY2025 FY2026 1Q $46 $58 2Q 63 58 3Q 58 58 4Q 58 58 Total $226 $233

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	% Change 2Q25 vs. 2Q24	% Change 2Q25 vs. 1Q25	Year-to-Date 2024	Year-to-Date 2025	% Change YTD 2025 vs. YTD 2024
Total fee revenue, GAAP-basis	$ 2,422	$ 2,456	$ 2,616	$ 2,662	$ 2,570	$ 2,719	10.7%	5.8%	$ 4,878	$ 5,289	8.4%
Less: Notable items:											
Foreign exchange trading services			(15)			(3)				(3)	
Client rescoping (revenue)						24				24	
Other fee revenue			(66)								
Total fee revenue, excluding notable items	2,422	2,456	2,535	2,662	2,570	2,740	11.6%	6.6%	4,878	5,310	8.9%
Total revenue, GAAP-basis	3,138	3,191	3,259	3,412	3,284	3,448	8.1%	5.0%	6,329	6,732	6.4%
Less: Notable items:											
Foreign exchange trading services			(15)			(3)				(3)	
Client rescoping (revenue)						24				24	
Other fee revenue			(66)								
(Gains) losses related to investment securities, net			81								
Total revenue, excluding notable items	3,138	3,191	3,259	3,412	3,284	3,469	8.7%	5.6%	6,329	6,753	6.7%
Total expenses, GAAP basis	2,513	2,269	2,308	2,440	2,450	2,529	11.5%	3.2%	4,782	4,979	4.1%
Less: Notable items:											
Deferred compensation expense acceleration				(79)						-	
Repositioning charges				2		(100)				(100)	
Client rescoping (expense)						(18)				(18)	
FDIC special assessment	(130)			31					(130)		
Other notable items				(12)		1				1	
Total expenses, excluding notable items	2,383	2,269	2,308	2,382	2,450	2,412	6.3%	(1.6)%	4,652	4,862	4.5%
Seasonal expenses	(162)				(155)				(162)	(155)	
Total expenses, excluding notable items and seasonal expense items	$ 2,221	$ 2,269	$ 2,308	$ 2,382	$ 2,295	$ 2,412	6.3%	5.1%	$ 4,490	$ 4,707	4.8%
Fee operating leverage, GAAP-basis (%pts)[A]							(75) bps	258 bps			431 bps
Fee operating leverage, excluding notable items (%pts)[B]							526 bps	816 bps			435 bps
Operating leverage, GAAP-basis (%pts)[C]							(341) bps	177 bps			225 bps
Operating leverage, excluding notable items (%pts)[D]							241 bps	718 bps			219 bps
Pre-tax margin, GAAP-basis (%)	19.1%	28.6%	28.4%	28.1%	25.0%	25.8%	(2.8)% pts	0.8% pts	23.9%	25.4%	1.5% pts
Notable items as reconciled above (%)	4.1%			1.7%		3.8%			2.0%	2.0%	
Pre-tax margin, excluding notable items (%)	23.2%	28.6%	28.4%	29.8%	25.0%	29.6%	1.0% pts	4.6% pts	25.9%	27.4%	1.5% pts
Net income available to common shareholders, GAAP-basis	$ 418	$ 655	$ 682	$ 728	$ 597	$ 630	(3.8)%	5.5%	$ 1,073	$ 1,227	14.4%
Notable items as reconciled above: pre-tax	130			58		138			130	138	
Tax impact on notable items as reconciled above	(31)			(17)		(35)			(31)	(35)	
Net income available to common shareholders, excluding notable items	$ 517	$ 655	$ 682	$ 769	$ 597	$ 733	11.9%	22.8%	$ 1,172	$ 1,330	13.5%
Diluted EPS, GAAP-basis	$ 1.37	$ 2.15	$ 2.26	$ 2.46	$ 2.04	$ 2.17	0.9%	6.4%	$ 3.52	$ 4.21	19.6%
Notable items as reconciled above	0.32			0.14		0.36			0.32	0.36	
Diluted EPS, excluding notable items	$ 1.69	$ 2.15	$ 2.26	$ 2.60	$ 2.04	$ 2.53	17.7%	24.0%	$ 3.84	$ 4.57	19.0%

[A] Calculated as the period-over-period change in total fee revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total fee revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items. [C] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [D] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

17

STATE STREET

Reconciliation of constant currency impacts

Reconciliation of Constant Currency FX Impacts	Reported			Currency Translation Impact		Excluding Currency Impact		% Change Constant Currency	
(Dollars in millions)	2Q24	1Q25	2Q25	2Q25 vs. 2Q24	2Q25 vs. 1Q25	2Q25 vs. 2Q24	2Q25 vs. 1Q25	2Q25 vs. 2Q24	2Q25 vs. 1Q25
Non-GAAP basis									
Servicing fees, excluding notable items	$ 1,239	$ 1,275	$ 1,304	$ 15	$ 24	$ 1,289	$ 1,280	4.0%	0.4%
Management fees, excluding notable items	511	562	562	3	4	559	558	9.4%	(0.7)%
Foreign exchange trading services, excluding notable items	336	362	428	-	-	428	428	27.4%	18.2%
Securities finance, excluding notable items	108	114	126	-	-	126	126	16.7%	10.5%
Software and processing fees, excluding notable items	214	225	254	1	1	253	253	18.2%	12.4%
Other fee revenue, excluding notable items	48	32	66	1	-	65	66	35.4%	nm
Total fee revenue, excluding notable items	2,456	2,570	2,740	20	29	2,720	2,711	10.7%	5.5%
Net interest income, excluding notable items	735	714	729	13	20	716	709	(2.6)%	(0.7)%
Total revenue, excluding notable items	$ 3,191	$ 3,284	$ 3,469	$ 33	$ 49	$ 3,436	$ 3,420	7.7%	4.1%
Compensation and employee benefits, excluding notable items	$ 1,099	$ 1,262	$ 1,180	$ 16	$ 25	$ 1,164	$ 1,155	5.9%	(8.5)%
Information systems and communications, excluding notable items	454	497	505	2	2	503	503	10.8%	1.2%
Transaction processing services, excluding notable items	250	258	260	3	4	257	256	2.8%	(0.8)%
Occupancy, excluding notable items	106	103	105	2	3	103	102	(2.8)%	(1.0)%
Other expenses, excluding notable items	360	330	362	3	5	359	357	(0.3)%	8.2%
Total expenses, excluding notable items	$ 2,269	$ 2,450	$ 2,412	$ 26	$ 39	$ 2,386	$ 2,373	5.2%	(3.1)%

18

STATE STREET

19 This presentation (and the conference call accompanying it) includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its second quarter 2025 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by an Addendum with detailed financial tables. This presentation (and the conference call accompanying it) is designed to be reviewed together with that news release and that Addendum, which are available on State Street’s website, at http://investors.statestreet.com, and are incorporated herein by reference. No other information on our website is incorporated herein by reference. 1. New asset servicing mandates, including announced Alpha front-to-back investment servicing clients, may be subject to completion of definitive agreements, consents or assignments, approval of applicable boards and shareholders, customary regulatory approvals or other conditions, the failure to complete any of which will prevent the relevant mandate from being installed and serviced. New asset servicing mandates and servicing assets/fees remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose or anonymously disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets/fees remaining to be installed in the period in which the client provides its permission. Servicing mandates, servicing assets remaining to be installed in future periods and servicing fee revenues remaining to be installed in future periods are presented on a gross basis based on factors present on or about the time we determine the business to be won by us and are not updated based on subsequent developments, including changes in assets, market valuations, scope and, potentially termination. Such assets therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. AUC/A values for certain asset classes are based on a lag, typically one-month. Generally, our servicing fee revenues are affected by several factors, and we provide varied services from our full suite of offerings to different clients. The basis for fees will also differ across regions and clients and can reflect pricing pressures traditionally experienced in our industry. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees also are generally affected by various factors, including investment product type and strategy and relationship pricing for clients, and are more sensitive to market valuations than are servicing fees. Therefore, no assumption should be drawn from management fees associated with changes in AUM levels. Levels of AUC/A, AUC/A to be installed, Servicing fee wins to be installed and AUM are always presented as of the end of the relevant period, unless otherwise specifically noted. AUM for passive alternative investments has been revised from prior presentations. 2. Servicing fee revenue wins/backlog (i.e., "to be installed") represents estimates of future annual revenue associated with new servicing engagements State Street determines to be won during the current reporting period, which may include anticipated servicing-related revenues associated with acquisitions or structured transactions, based upon factors assessed at the time the engagement is determined by State Street to be won, including asset volumes, number of transactions, accounts and holdings, terms and expected strategy. These and other relevant factors influencing projected servicing fees upon asset implementation/onboarding will change from time to time prior to, upon and following asset implementation/onboarding, among other reasons, due to varying market levels and factors and client and investor activity and preferences. Servicing fee/backlog estimates are not updated to reflect those changes, regardless of the magnitude or direction of, or reason for, any change. Servicing fee revenue wins in any period are highly variable and include estimated fees attributable to both (1) services to be provided for new estimated AUC/A reflected in new asset servicing wins for the period (with AUC/A to be onboarded in the future) and (2) additional services to be provided for AUC/A already included in our end-of period AUC/A (i.e., for which other services are currently provided); and the magnitude of one source of servicing fee revenue wins relative to the other (i.e., (1) relative to (2)) will vary from period to period. Therefore, for these and other reasons, comparisons of estimated servicing fee revenue wins to estimated new asset servicing AUC/A wins for any period will not produce reliable fee per AUC/A estimates. No servicing fees are recognized until the point in the future when we begin performing the associated services with respect to the relevant AUC/A. See also endnote 1 above in reference to considerations applicable to pending servicing engagements, which similarly apply to engagements for which reported servicing fee revenue wins/backlog are attributable. Both AUC/A and servicing fee revenue, when presented on a "backlog" or "to be installed" basis, are presented as of period-end. 3. State Street’s Board of Directors will consider the common stock dividend at a regularly scheduled board meeting in 3Q25. State Street’s 3Q25 common stock and other stock dividends, including the declaration, timing and amount, remain subject to consideration and approval by State Street’s Board of Directors at the relevant times. 4. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company. All capital ratios are as of quarter-end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 2Q24 to 2Q25. Refer to the Addendum for descriptions of these ratios. June 30, 2025 capital ratios are presented as of quarter-end and are preliminary estimates. 5. State Street Corporation LCR in 2Q25 increased 1% QoQ to ~107%; State Street Bank and Trust's (SSBT) LCR is significantly higher than State Street Corporation's (SSC) LCR, primarily due to application of the transferability restriction in the U.S. LCR Final Rule to the calculation of SSC’s LCR. This restriction limits the amount of HQLA held at SSC’s principal banking subsidiary, SSBT, and available for the calculation of SSC’s LCR to the amount of net cash outflows of SSBT. This transferability restriction does not apply in the calculation of SSBT’s LCR, and therefore SSBT’s LCR reflects the full benefit of all of its HQLA holdings. 6. The Federal Reserve will release the firm’s final SCB requirement by August 31, 2025, which will become effective on October 1, 2025 and remain in effect through September 30, 2026. 7. The index names listed are service marks of their respective owners. 8. GAAP FX trading services of $431M in 2Q25 included a notable item related to a revenue-related recovery of $3M associated with the settlement of proceeds from a 2018 FX benchmark litigation resolution. Excluding the notable item, 2Q25 adjusted FX trading services of $428M was up 27% compared to GAAP 2Q24 FX trading services of $336M and up 18% compared to GAAP 1Q25 FX trading services of $362M. 9. GAAP Software and processing fees of $230M in 2Q25 included a notable item related to an Alpha-related client rescoping of $24M. Excluding the notable item, 2Q25 adjusted Software and processing fees of $254M was up 19% compared to GAAP 2Q24 Software and processing fees of $214M and up 13% compared to GAAP 1Q25 Software and processing fees of $225M.

20 10. Front office bookings represent signed ARR contract values for CRD, CRD for Private Markets, Alpha Data Platform, and Alpha Data Services excluding bookings with affiliates, including State Street Investment Management. Front office revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 11. Front office software and data annual recurring revenue (ARR), an operating metric, is calculated by annualizing current quarter revenue for CRD and CRD for Private Markets and includes the annualized amount of most software-enabled revenue, including revenue generated from SaaS, maintenance and support revenue, FIX, and value-added services, which are all expected to be recognized ratably over the term of client contracts. Front office software and data ARR does not include software-enabled brokerage revenue, revenue from affiliates and licensing fees (excluding the portion allocated to maintenance and support) from On-premises software. 12. Represents expected ARR from signed client contracts that are scheduled to be largely installed over the next 24 months for CRD, CRD for Private Markets and Alpha Data Services. It includes SaaS revenue, as well as maintenance and support revenue, and excludes the one-time impact of On-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates. 13. On-premises revenue is revenue derived from locally installed software. Software-enabled revenue includes SaaS, maintenance and support revenue, FIX, brokerage, and value-add services. The revenue recognition pattern for On-premises installations differs from software-enabled revenue. 14. Front office software and data revenue primarily includes revenue from CRD, Alpha Data Platform and Alpha Data Services. Includes Other revenue of $3-4M in each of 2Q24 through 2Q25. Revenue line items may not sum to total due to rounding. 15. GAAP Front office software and data of $169M in 2Q25 included a notable item related to an Alpha-related client rescoping of $24M. Excluding the notable item, 2Q25 adjusted Front office software and data of $193M was up 27% compared to GAAP 2Q24 Front office software and data of $152M and up 22% compared to GAAP 1Q25 Front office software and data of $158M. 16. NII is presented on a GAAP-basis. NIM is presented on a fully taxable-equivalent (FTE) basis, and is calculated by dividing FTE NII by average total interest-earning assets. Refer to the Addendum for reconciliations of NII FTE-basis to NII GAAP-basis on the Average Statement of Condition. 17. Includes Cash and due from banks and Interest-bearing deposits with banks. 18. Duration as of period end and based on the total investment portfolio. 19. Average loans are presented on a gross basis. Refer to the Addendum for average loans net of expected credit losses. 20. GAAP Compensation and employee benefits expenses of $1,280M in 2Q25 included a notable item related to a repositioning charge of $100M. Excluding this notable item, 2Q25 adjusted Compensation and employee benefits of $1,180M was up 7% compared to 2Q24 GAAP Compensation and employee benefits of $1,099M and down (6)% compared to 1Q25 GAAP Compensation and employee benefits of $1,262M. GAAP Information systems and communications expenses of $523M in 2Q25 included a notable item related to an Alpha-related client rescoping of $18M. Excluding this notable item, 2Q25 adjusted Information systems and communications expenses of $505M was up 11% compared to 2Q24 GAAP Information systems and communications expenses of $454M and up 2% compared to 1Q25 GAAP Information systems and communications expenses of $497M. GAAP Other expenses of $361M in 2Q25 included a notable item related to a $1M release of a prior period notable item. Excluding this notable item, 2Q25 adjusted Other expenses of $362M was up 1% compared to 2Q24 GAAP Other expenses of $360M and up 10% compared to 1Q25 GAAP Other expenses of $330M. 21. Other, excluding notable items, includes Other expenses and Amortization of intangible assets. 22. The SCB of 2.5% effective on October 1, 2025 is calculated based upon the results of the 2025 Federal Reserve supervisory stress test. 23. Adjusted average assets (Tier 1) is equal to average consolidated assets less applicable Tier 1 leverage capital reductions under regulatory standards. 24. The Tier 1 leverage ratio differs from the SLR primarily in that the denominator of the Tier 1 leverage ratio is a quarterly average of on-balance sheet assets, while the SLR additionally includes off-balance sheet exposures. In addition, STT’s SLR includes regulatory deductions. Refer to the Addendum for additional information on regulatory capital. 25. Capital returned represents the common stock dividends declared during 2Q25 and common share repurchases made in 2Q25. Total payout represents capital returned divided by net income available to common shareholders over the period of 2Q25. The total payout ratio was 82% in 2Q25. 26. As a U.S. G-SIB, State Street must maintain a 2% SLR buffer at the holding company and a 3% buffer at State Street Bank in order to avoid any limitations on distributions to shareholders and discretionary bonus payments to certain executives. 27. Represents aggregated quarterly declared preferred stock dividends (estimated for future periods). Future dividends are estimated based on the preferred stock outstanding as of June 30, 2025, along with any public announcements of issuances and redemptions through the date hereof. These estimates do not account for any potential future issuances or redemptions, which could alter the projected preferred stock dividends. State Street’s preferred stock dividends, including the declaration, timing and amount, remain subject to consideration and approval by State Street’s Board of Directors at the relevant times. Full year dividends may not sum to total due to rounding.

21 This Presentation contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our strategy, growth and sales prospects, capital management, business, financial and capital condition, results of operations, the financial and market outlook and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "estimate," "will," "opportunity," "strategy," "future," "driver," “outlook,” “priority,” “expect,” “intend,” “aim,” “outcome,” “future,” “pipeline,” “trajectory,” “target," “guidance,” “objective,” “plan,” “forecast,” “believe,” “anticipate,” “seek,” “may,” “trend,” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued. We are subject to intense competition, which could negatively affect our profitability; We are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; We could be adversely affected by political, geopolitical, economic and market conditions, including, for example, as a result of liquidity or capital deficiencies (actual or perceived) by other financial institutions and related market and government actions, changes in U.S. trade or other policies or those policies of other nations, the ongoing conflicts in Ukraine and in the Middle East, major political shifts domestically or internationally (including the potential for retaliatory actions by governments, market participants or clients based on diverging perspectives or otherwise), actions taken by central banks in an attempt to address prevailing economic conditions, changes in monetary policy or periods of significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; Our development and completion of new products and services, including State Street Alpha® and those related to wealth servicing, alternative investment management or digital assets or incorporating artificial intelligence, may impose costs on us, involve dependencies on third parties and may expose us to increased risks; Our business may be negatively affected by risks associated with strategic initiatives we are undertaking to enhance the effectiveness and efficiency of our operations and of our cybersecurity and technology infrastructure or by our failure to meet the related, resiliency or other expectations of our clients and regulators, or as a result of a cyber-attack or similar vulnerability in our or business partners' infrastructure; Our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for related losses, and a failure or circumvention of our controls and procedures, or errors or delays in our operational and transaction processing, or those of third parties, could have an adverse effect on our business, financial condition, operating results and reputation; Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of these transactions, pose risks for our business; Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; We have significant operations, and clients, in many markets and jurisdictions globally that can be adversely impacted, locally or more broadly, by disruptions in those or other markets or economies, including local, regional and geopolitical developments affecting those markets or economies; Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets, governmental action or monetary policy. For example, among other risks, changes in prevailing interest rates or market conditions have led, and were they to persist or occur in the future could further lead, to decreases in our NII or to portfolio management decisions resulting in reductions in our capital or liquidity ratios; Our business activities expose us to interest rate risk; We assume significant credit risk of counterparties, who may also have substantial financial dependencies on other financial institutions, and these credit exposures and concentrations could expose us to financial loss; Our fee revenue represents a significant portion of our revenue and is subject to and may decline based on, among other factors, market and currency declines, investment activities and preferences of our clients and their business mix, as well as the timing of new business onboarding; If we are unable to effectively manage our capital and liquidity, our financial condition, capital ratios, results of operations and business prospects could be adversely affected; We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; If we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected; Our business and capital-related activities, including common share repurchases, may be adversely affected by regulatory requirements and considerations, including capital, credit and liquidity; We face extensive and changing government regulation and supervision in the U.S. and non-U.S. jurisdictions in which we operate, which may increase our costs and compliance risks and may affect our business activities and strategies; Our businesses may be adversely affected by government enforcement and litigation; Our businesses may be adversely affected by increased and conflicting political, regulatory and client scrutiny of asset management, stewardship and corporate sustainability or Environmental, Social and Governance (ESG) practices; Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; Our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; Changes in accounting standards may adversely affect our consolidated results of operations and financial condition; Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; We could face liabilities for withholding and other non-income taxes, including in connection with our services to clients, as a result of tax authority examinations; Our businesses may be negatively affected by adverse publicity or other reputational harm; Shifting and maintaining operational activities to non-U.S. jurisdictions, changing our operating model, and outsourcing to, or insourcing from, third parties expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings or operational improvements; Attacks or unauthorized access to our or our business partners' or clients' information technology systems or facilities, such as cyber-attacks or other disruptions to our or their operations, could result in significant costs, reputational damage and impacts on our business activities; Long-term contracts and customizing service delivery for clients expose us to increased operational risk, pricing and performance risk; We may not be able to protect our intellectual property or may infringe upon the rights of third parties; The quantitative models we use to manage our business may contain errors that could adversely impact our business, financial condition, operating results and regulatory compliance, and lapses in disclosure controls and procedures or internal control over financial reporting could occur, any of which could result in material harm; Our reputation and business prospects may be damaged if investors in the collective investment pools we sponsor or manage incur substantial losses in these investment pools or are restricted in redeeming their interests in these investment pools; The impacts of global regulatory requirements and expectations, shifting client preferences, and disclosure requirements related to climate risks and sustainability standards could adversely affect us; and We may incur losses or face negative impacts on our business as a result of unforeseen events, including terrorist attacks, geopolitical events, acute or chronic physical risk events, including natural disasters, pandemics, global conflicts, or a banking crisis, which may have a negative impact on our business and operations. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2024 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

22 In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the “Reconciliation of notable items” in this Appendix and to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Results”.

23 ACWI All Country World Index ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management Bloomberg Global Agg Bloomberg Global Agg represents Bloomberg Global Aggregate Bond Index CET1 ratio Common equity tier 1 ratio CRD Charles River Development Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EAFE Europe, Australia, and Far East EM Emerging markets EMEA Europe, Middle East and Africa EOP End of period EPS Earnings per share ESG Environmental, Social, and Governance ETF Exchange-traded fund FDIC Federal Deposit Insurance Corporation Fee operating leverage Rate of growth of total fee revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable FIX The Charles River Network's FIX Network Service (CRN) is an end-to-end trade execution and support service facilitating electronic trading between Charles River's asset management and broker clients Front office uninstalled revenue backlog Represents the annualized recurring revenue from signed client contracts that are scheduled to be fully installed over the next 24 months for CRD, Charles River for Private Markets and Alpha Data Services. It includes SaaS revenue as well as maintenance and support revenue and excludes the one-time impact of on-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates FTE Fully taxable-equivalent FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HQLA High Quality Liquid Assets JPM G7 JP Morgan G7 Volatility Index JPM EM JP Morgan Emerging Market Bond Index LCR Liquidity Coverage Ratio Lending related and other Lending related and other fees primarily consist of fee revenue associated with State Street’s fund finance, leveraged loans, municipal finance, insurance and stable value wrap businesses MSCI Morgan Stanley Capital International Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) (FTE) Fully taxable-equivalent (FTE) Net interest income divided by average total interest-earning assets nm Not meaningful NYSE New York Stock Exchange On-premises On-premises revenue as recognized in Front office software and data Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the corresponding prior year period, as applicable %Pts Percentage points is the difference from one percentage value subtracted from another Payout ratio Total payout ratio is equal to common stock dividends and common stock purchases as a percentage of net income available to common shareholders Pre-tax margin Income before income tax expense divided by total revenue Quarter-over-Quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income available to common shareholders divided by average common equity Return on tangible common equity (ROTCE) Net income available to common shareholders divided by average tangible common equity RWA Risk weighted assets SaaS Software as a service SCB Stress capital buffer Seasonal expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SEC Securities Exchange Commission SPDR Standard and Poor's Depository Receipt SPY SPDR® S&P 500® ETF Trust SSC State Street Corporation VIX Chicago Board Options Exchange's CBOE Volatility Index Year-over-Year (YoY) Current period compared to the same period a year ago YTD Year-to-date